                                                                    EXHIBIT 12.1


      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                                                For the nine
                                                             For the years ended December 31,               months ended Sept 30,
                                            -----------------------------------------------------------     ---------------------
                                                             (in millions, except ratio of earnings to fixed charges)
                                            -------      -------      -------      -------      -------     -------      --------
                                             2001         2000         1999         1998         1997        2002          2001
                                            -------      -------      -------      -------      -------     -------      --------
Income (loss) before income tax             (35,513)      13,043      (12,745)     (17,293)      11,142        (226)     (33,888)
Fixed charges                                 3,083        2,575        1,926        1,295          842       6,148        2,571
                                            -------      -------      -------      -------      -------     -------      --------

    Earnings                                (32,430)      15,618      (10,819)     (15,998)      11,984       5,922      (31,317)
                                            =======      =======      =======      =======      =======     =======      ========

Interest expense                                 34           12           69           26           39       3,064           21
Portion of lease expense representative
  of interest                                 3,049        2,563        1,857        1,269          803       3,084        2,550
                                            -------      -------      -------      -------      -------     -------      --------

    Fixed charges                             3,083        2,575        1,926        1,295          842       6,148        2,571
                                            =======      =======      =======      =======      =======     =======      ========

    Ratio of earnings to fixed charges           --         6.07           --           --        14.24        0.96           --

    Difficiency                             (35,513)                  (12,745)     (17,293)                              (33,888)
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